UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2013

WMI Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Washington	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 THIRD AVENUE, SUITE 3000 SEATTLE, WASHINGTON		98101
(Address of Principal Executive Offices)		(Zip Code)

(206) 432-8887

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On June 5, 2013, WMI Holdings Corp. held its annual meeting of shareholders.

(b)	At the annual meeting, shareholders approved each of the following matters, with the votes on each matter as set forth below. Please note that the results set forth below are preliminary; final tabulations will be disclosed within four business days after the final voting results are known.

1.	To elect a board of directors consisting of seven members, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified.

NOMINEE	VOTES FOR	VOTES WITHHELD
Michael Willingham	49,668,492	23,632,380
Eugene I. Davis	66,990,357	6,310,515
Steven D. Scheiwe	44,447,334	28,853,538
Mark E. Holliday	49,463,488	23,837,384
Diane B. Glossman	49,944,153	23,356,719
Michael J. Renoff	49,943,913	23,356,959
Timothy R. Graham	50,082,650	23,218,222

There were 73,540,225 broker non-votes with respect to the election of directors.

2.	To ratify the appointment of Burr Pilger Mayer, Inc., as WMI Holdings Corp.’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Ratification of auditor appointment	121,450,386	1,076,426	24,314,285	0

3.	To approve, as an advisory vote, compensation of WMI Holdings Corp.’s named executive officers.

MATTER	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Advisory vote on executive compensation	64,433,631	3,430,339	5,436,902	73,540,225

4.	To approve, as an advisory vote, the frequency of future advisory votes on named executive officer compensation.

MATTER	1 YEAR	2 YEARS	3 YEARS	ABSTENTIONS	BROKER NON-VOTES
Advisory vote on frequency of executive compensation	64,044,886	418,061	2,752,600	6,085,325	73,540,225

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI HOLDINGS CORP. (Registrant)

Date: June 11, 2013	By:	/s/ Charles Edward Smith
Name: Charles Edward Smith
Title: Interim Chief Executive Officer